AMENDMENT NO. 2
TO ETHANOL PURCHASE AND SALE AGREEMENT
BETWEEN CARDINAL ETHANOL, LLC AND MUREX N.A., LTD.
DATED DECEMBER 18, 2006

THIS AMENDMENT NO. 2 TO the ETHANOL PURCHASE AND SALE AGREEMENT ("Amendment") is made and entered into as of this 22nd day of November, 2011 by and among Murex N.A., Ltd., a Texas limited partnership ("Murex"), located at 5057 Keller Springs Road, Suite 150, Addison, Texas 75001, and Cardinal Ethanol, LLC, an Indiana limited liability company ("Cardinal"), located at 1554 N. 600 E., Union City, IN 47390.

WITNESSETH:

WHEREAS, Murex and Cardinal entered into that certain Ethanol Purchase and Sale Agreement on December 18, 2006 (the "Agreement"); and

WHEREAS, Murex and Cardinal entered Amendment 1 to the Agreement on July 6, 2009; and

WHEREAS, Murex and Cardinal desire to amend certain provisions of said Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE I

Amendments

Section 1.01 Amendment to Section 3.1. Effective as of the date hereof, Section 3.1 of the Agreement is amended to read as follows:

Section 3.1 Initial Term; Renewal. The initial term of the Agreement shall be for an eleven (11) year period, beginning on the Date of First Delivery (the "Initial Term"). The Initial Term shall be followed by renewal terms (the "Renewal Term") of one (1) year that renew automatically unless notice is given by either party at least ninety (90) days prior to the end of the current term. The Date of First Delivery is defined as November 18, 2008.

Section 1.02 Addition of Section 10.4. Effective as of the date hereof, Section 10.4 of the Agreement is added as follows:

Section 10.4 Maximum Commission. Effective November 18, 2011, the maximum total payments for Commissions in any one-year period beginning on November 18th and ending on November 17th of the following year shall be $1,750,000.00. For the period from November 1, 2011 through November 17, 2011, the maximum total payments for Commissions shall be $81,506.85, calculated as follows:

17	Days
365	Days in Year
4.66%	Percent of Year
$1,750,000.00	Maximum Total Payments for Commissions for year
$81,506.85	Maximum Total

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

BUYER:

MUREX N.A., LTD.,
a Texas limited partnership

By: MUREX MANAGEMENT, INC.
a Texas corporation, its general partner

By: /s/ Robert C. Wright
Robert C. Wright
President

SELLER:

CARDINAL ETHANOL, LLC

By: /s/ Jeffrey L. Painter
Name: Jeffrey L. Painter
Title: CEO/President